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U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2002 (August 14, 2002)

SIMULA, INC.

(Exact name of Registrant as specified in its charter)

Arizona (State of Incorporation)	Commission File No. 1-12410	86-0320129 (I.R.S. Employer Identification No.)

2625 South Plaza Drive, Suite 100 Tempe, Arizona (Address of principal executive offices)	85282 (Zip Code)

Registrant’s telephone number, including area code: (602) 631-4005

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INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

         The Company’s Notification of Late Filing on Form 12b-25 is filed herewith as Exhibit 20.1 and is incorporated herein by reference. As a result of negotiating certain amendments with the Company’s lenders, the Company has not yet completed the requisite report on Form 10-Q for the quarter ended June 30, 2002. Management reasonably expects to complete this process on or before August 19, 2002. The Company is advised by its CEO and CFO of their intent to execute the certifications required under Section 906 of the Sarbanes-Oxley Act without qualification. The Company intends to file both the report on Form 10-Q and the CEO and CFO certifications no later than Monday, August 19, 2002.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following Exhibit is included pursuant to Item 601 of Regulation S-K.

No.	Description
*20.1	Notification of Late Filing on Form 12b-25

*     Filed herewith.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIMULA, INC. (Registrant)

By	/s/ Bradley P. Forst

Bradley P. Forst President and Chief Executive Officer